SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 21, 2001
                                                        ------------------

                              DIRECTPLACEMENT, INC.
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             (Exact name of registrant as specified in its charter)



Delaware                             0-25449                          87-0401453
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(State or other                    (Commission                     (IRS Employer
jurisdiction of                    File Number)              Identification No.)
Formation)



3655 Nobel Drive, Suite 540 San Diego, California                   92122
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     (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code (858) 623-1600
                                                           --------------


                             PPI Capital Group, Inc.
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          (Former name or former address, if changes since last report)

Item 5.  Other Events
         ------------

         On November 21, 2001, a majority of shares outstanding of PPI Capital Group, Inc. (the "Company") approved (i) the election of Brian M. Overstreet, Robert F. Kyle, William J. Jackson, Paul Kupferstein and John Ramsey as members of the Company's Board of Directors, (ii) the adoption of the Company's 2001 Stock Plan, (iii) the appointment of Nation Smith Hermes Diamond as the Company's independent public accountants, and (iv) the change of the Company's state of incorporation from the State of Utah to the State of Delaware. As a result, the Company merged with and into its wholly owned Delaware subsidiary, DirectPlacement, Inc. The Certificate of Incorporation and By-laws of DirectPlacement, Inc. survived the merger and effective November 27, 2001, the Company changed its trading symbol on the OTC Bulletin Board from "PPIM" to "DPLM".

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

(c)      Exhibits.
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         (i)   Restated Certificate of Incorporation of DirectPlacement, Inc.

         (ii)  By-laws of DirectPlacement, Inc.

         (iii) Certificate of Merger between PPI Capital Group, Inc. and DirectPlacement, Inc as filed with the State of Delaware.

         (iv) Articles of Merger between PPI Capital Group, Inc. and DirectPlacement, Inc as filed with the State of Utah.

          (v)  Press Release, dated November 27, 2001.

                                   SIGNATURES
                                   ----------



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                          DIRECTPLACEMENT, INC.



                                    By:   /s/ Brian M. Overstreet
                                          -------------------------------------
                                          Brian M. Overstreet
                                          President and Chief Executive Officer


Dated:    November 28, 2001